As filed with the Securities and Exchange Commission on August 2, 2000
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             LINENS 'N THINGS, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                        22-3463939
         --------                                        ----------
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                 6 BRIGHTON ROAD
                            CLIFTON, NEW JERSEY 07015
                            -------------------------
                    (Address of Principal Executive Offices)

           LINENS 'N THINGS, INC. 2000 STOCK AWARD AND INCENTIVE PLAN
           ----------------------------------------------------------
                            (Full Title of the Plan)

                                 NORMAN AXELROD
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             LINENS 'N THINGS, INC.
                                 6 BRIGHTON ROAD
                            CLIFTON, NEW JERSEY 07015
                                  (973)778-1300
                                  -------------
            (Name, Address and Telephone Number of Agent For Service)
                             ----------------------

                                 With a copy to:
                              WARREN J. CASEY, ESQ.
                        PITNEY, HARDIN, KIPP & SZUCH LLP
                                  P.O. BOX 1945
                        MORRISTOWN, NEW JERSEY 07962-1945
                                 (973) 966-6300


                                            CALCULATION OF REGISTRATION FEE

========================== ======================= ======================== ======================= =======================
        Title Of                   Amount             Proposed Maximum         Proposed Maximum           Amount Of
      Securities To                To Be               Offering Price             Aggregate              Registration
      Be Registered         Registered (1)(2)(3)        Per Share (4)           Offering Price               Fee
-------------------------- ----------------------- ------------------------ ----------------------- -----------------------

      Common Stock,
$0.01 Par Value per share        2,000,000                $30.69              $61,380,000.00           $16,204.32
-------------------------- ----------------------- ------------------------ ----------------------- -----------------------

---------------------
         (1) Estimated solely for the purpose of calculating the registration fee based upon the Registrant's current estimate of shares of Common Stock issuable pursuant to the Linens 'n Things, Inc. 2000 Stock Award and Incentive Plan (the "Plan"). Also includes, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), additional shares of Common Stock that may be issuable pursuant to anti-dilution provisions of the Plan.

         (2) The Registrant previously filed a Registration Statement on Form S-8 on May 9, 1997 (Registration No. 333-26827) to register shares pursuant to the Registrant's 1996 Incentive Compensation Plan. This earlier Form S-8 registered 2,312,132 shares for issuance under the 1996 Incentive Compensation Plan, and subsequently, on April 14, 1998, the Company effected a two-for-one stock split. There currently are 129,446 shares registered for issuance under the 1996 Incentive Compensation Plan that have not been issued. The Registrant paid fees totaling $303.97 to register such unissued shares.

         The Registrant previously filed a Registration Statement on Form S-8 on May 9, 1997 (Registration No. 333-26819) to register shares pursuant to the Registrant's 1996 Non-Employee Director Stock Plan. This earlier Form S-8 registered 200,000 shares, prior to the April 14, 1998 two-for-one stock split. There are currently 310,200 shares registered for issuance under the 1996 Non-Employee Director Stock Plan that have not been issued. The Registrant paid fees totaling $964.68 to register such unissued shares.

         Pursuant to General Instruction E to Form S-8 and to Rule 429(b), the unissued shares under the 1996 Incentive Compensation Plan and the 1996 Non-Employee Director Stock Plan (collectively, the "Preexisting Plans") are being carried forward from such earlier registration statements and, accordingly, the Registrant has offset the registration fee to be paid herewith by the fees that were paid on May 9, 1997.

         The Registrant is concurrently filing a Post-Effective Amendment No. 1 to each of the Registration Statements on Form S-8, registering shares pursuant to the Preexisting Plans (Registration Nos. 333-26827 and 333-26819, respectively) to deregister the issuance of unissued shares pursuant to the Preexisting Plans.

         (3) In addition to the 2,000,000 shares reserved and available for issuance under the Plan, an estimated 300,000 shares of Common Stock may become available for issuance under the Plan upon the termination, forfeiture or cancellation of any outstanding stock options or other awards granted under the Preexisting Plans. The Preexisting Plans will be terminated effective as of the effective date of the Plan.

         (4) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on July 26, 2000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 ITEM 3. Incorporation of Documents by Reference.
         ---------------------------------------

         The  following   documents  filed  by  Linens  'n  Things,   Inc.  (the
"Registrant") with the Commission are incorporated by reference in this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the year ended January 1, 2000.

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 1, 2000, filed on May 16, 2000.

         3.       The Registrant's Form 8-K, filed on March 27, 2000,  reporting
                  the   Registrant's   adoption  of  a  Supplemental   Executive
                  Retirement Plan and related agreements.

         4. The Description of the Registrant's Common Stock contained in the Registration Statement on Form S-1 (No. 333-27239).

         All  documents  filed  by  the  Registrant   after  the  date  of  this
Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   ITEM 4.  Description of Securities.
            -------------------------

            Not applicable.

   ITEM 5.  Interests of Named Experts and Counsel.
            --------------------------------------

            Not applicable.

   ITEM 6.  Indemnification of Directors and Officers.
            -----------------------------------------

         Under Delaware law, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of conduct is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

         Article Ninth of the Amended and Restated Certificate of Incorporation of the Registrant requires the Registrant to indemnify directors and officers against liabilities which they may incur under the circumstances set forth in the preceding paragraph. The right of indemnification in Article Ninth also includes the right to be paid by the Registrant the expenses incurred in connection with a legal proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. The right to indemnification conferred under Article Ninth is a contract right.

         The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

         The underwriting agreement filed as Exhibit 1 to the Registrant's Registration Statement on Form S-1 (No. 333-12267) provides for indemnification of directors and officers of the Registrant by the underwriters of the Registrant's initial public offering against certain liabilities. The underwriting agreement filed as Exhibit 1 to the Registrant's Registration Statement on Form S-1 (No. 333-27239) provides for indemnification of directors and officers of the Registrant by the underwriters of the Registrant's offering against certain liabilities.

   ITEM 7.  Exemption from Registration Claimed.
            -----------------------------------

            Not applicable.

   ITEM 8.  Exhibits.
            --------

         5 Opinion of Pitney, Hardin, Kipp & Szuch LLP, as to the legality of the securities being registered.

         10.15    Linens 'n Things, Inc. 2000 Stock Award and Incentive Plan.

         15       Accountants' Acknowledgement of KPMG LLP.

         23.1     Independent Accountants' Consent of KPMG LLP.

         23.2     Consent  of  Pitney,  Hardin,  Kipp & Szuch LLP  (included  in
                  Exhibit 5 hereto).

         24       Power of Attorney (included on signature page hereto).


   ITEM 9.  Undertakings.
            ------------

            1.       The undersigned Registrant hereby undertakes:

                    (a) To file,  during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                     (b) That,  for the  purpose of  determining  any  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                     Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey, on this 31st day of July, 2000.

                                          Linens 'n Things, Inc.
                                          (Registrant)

                                               NORMAN AXELROD
                                           By: _________________________
                                               Norman Axelrod
                                               Chairman, Chief Executive Officer
                                               and President
                                              (Principal Executive Officer)

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints Norman Axelrod, William T. Giles and Brian D. Silva, and each of them, their true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     Signature                           Title                            Date
     ---------                           -----                            ----

NORMAN AXELROD
_____________________                                                July 31, 2000
Norman Axelrod                Chairman, Chief Executive
                                Officer and President
                            (Principal Executive Officer)

PHILIP E. BEEKMAN
______________________                                               July 31, 2000
Philip E. Beekman                      Director

HAROLD F. COMPTON
______________________                                               July 19, 2000
Harold F. Compton                      Director

STANLEY P. GOLDSTEIN
_____________________                                                July 31, 2000
Stanley P. Goldstein                   Director

MORTON E. HANDEL
______________________                                               July 19, 2000
Morton E. Handel                       Director

WILLIAM T. GILES
______________________                                               July 31, 2000
William T. Giles               Chief Financial Officer
                            (Principal Financial Officer and
                             Principal Accounting Officer)


                                INDEX TO EXHIBITS

   Exhibit No.       Description
   -----------       -----------

         5 Opinion of Pitney, Hardin, Kipp & Szuch LLP, as to the legality of the securities being registered.

         10.15    Linens 'n Things, Inc. 2000 Stock Award and Incentive Plan.

         15       Accountants' Acknowledgement of  KPMG LLP.

         23.1     Independent Accountants' Consent of KPMG LLP.

         23.2     Consent  of  Pitney,  Hardin,  Kipp & Szuch LLP  (included  in
                  Exhibit 5 hereto).

         24       Power of Attorney (included on signature page hereto).